Icahn Enterprises L.P.

Investor Contact:
Andrew R. Skobe
Interim CFO
(646) 861-7500

For Release: March 17, 2008

Icahn Enterprises L.P. Reports Fourth-Quarter and Full-Year 2007
Financial Results

•	Full year revenues of $2.5 billion

•	Assets totaled $12.4 billion as of December 31, 2007 with Investment Management’s assets under management in excess of $7.5 billion

•	2007 Earnings of $308.3 million, or $1.58 per LP unit

•	Purchased PSC Metals, Inc. for $335 million cash on November 5, 2007

•	On February 20, 2008, we completed the sale of our remaining Las Vegas Gaming segment resulting in a gain of approximately $700 million before taxes

•	Board of Directors approved $0.25 per depositary unit quarterly distribution and declares dividend on preferred units.

New York, NY - Icahn Enterprises L.P. (NYSE: IEP) today reported income from continuing operations of $217.3 million for the twelve months ended December 31, 2007, compared to $309.2 million for the same period of 2006. In addition, Icahn Enterprises declared a quarterly distribution of $0.25 per unit on our depositary units, payable in the second quarter of 2008. The distribution will be paid on April 1, 2008 to depositary unit holders of record at the close of business on March 18, 2008.

Icahn Enterprises also reported that it has declared its scheduled annual preferred unit distribution payable in additional preferred units at the rate of 5% of the liquidation preference of $10.00. The distribution is payable on March 28, 2007 to holders of record as of the close of business on March 14, 2008.

Full Year 2007

For the twelve months ended December 31, 2007, revenues were $2.5 billion as compared to $3.0 billion in the first twelve months of 2006. Income from continuing operations was $217.3 million for the full year 2007, compared to $309.2 million for the same period of 2006. Income from discontinued operations was $91.0 million for the twelve months of 2007 (primarily the operating results of our Las Vegas gaming operations) compared to $798.5 million for the same period of 2006 (primarily the operating results of our former Oil and Gas and Atlantic City gaming operations).

767 Fifth Avenue, New York, New York 10153 - Telephone (212) 702-4300 Fax (212) 750-5841

NYSE- IEP

Three Months Ended December 31, 2007

For the three months ended December 31, 2007, revenues were $337.7 million as compared to $924.8 million in the fourth quarter of 2006. Icahn Enterprises L.P. reported a loss from continuing operations of $15.2 million for the fourth quarter of 2007, as compared to income from continuing operations of $109.8 million in the fourth quarter of 2006. Income from discontinued operations was $13.9 million for the fourth quarter of 2007 as compared to $579.5 million for the fourth quarter of 2006. 2007 discontinued operations is primarily our Las Vegas gaming operations while discontinued operations for the 2006 period included the operating results of our former Oil and Gas and Atlantic City gaming operations.

Key Events
On November 5, 2007, we acquired 100% of PSC Metals, Inc. from Philip Services Corporation, an affiliate of Carl C. Icahn for $335 million in cash. PSC Metals is engaged in transporting, recycling and processing metals. For the 12 months ended December 31, 2007, PSC Metals achieved revenue of approximately $834 million and net income of approximately $42 million.

In accordance with accounting principles generally accepted in the United States, assets transferred between entities under common control are accounted for at historical cost similar to a pooling of interests, and the financial statements of previously separate companies for all periods under common control prior to the acquisition are restated on a consolidated basis.

Subsequent Events

On February 20, 2008, we completed the sale of our remaining Las Vegas Gaming segment to an affiliate of Whitehall Street Real Estate Funds, a series of real estate investment funds affiliated with Goldman Sachs & Co., for $1.2 billion, resulting in a gain of approximately $700 million before taxes.

Conference Call Information

Icahn Enterprises L.P. will discuss fourth quarter results on a conference call and Webcast on Tuesday, March 18, 2008 at 10:00 a.m. EST. The Webcast can be viewed live on Icahn Enterprises L.P.’s website at www.icahnenterprises.com. It will also be archived and made available at www.icahnenterprises.com under the Investor Relations section. The toll-free dial-in number for the conference call in the US is 800 938-1410. The international number is 702 696-4768. The access code for both is 38928064.

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Icahn Enterprises L.P. (NYSE: IEP), a master limited partnership, is a diversified holding company engaged in four primary business segments: Investment Management, Real Estate, Metals and Home Fashion. For more information, please visit the company’s website at www.icahnenterprises.com.

Caution Concerning Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries. Among these risks and uncertainties are risks related to substantial competition, rising operating costs and economic downturns; risks related to our investment management activities, including the nature of the investments made by the private funds we manage, changes in domestic and international laws governing private funds and loss of key employees; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies, our ability to maintain tenant occupancy at current levels, our ability to obtain, at reasonable costs, adequate insurance coverage and competition for investment properties; risks related to our home fashion operations, including changes in the availability and price of raw materials, changes in customer preferences and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

APPENDIX I

CONSOLIDATED STATEMENT OF OPERATIONS
In 000's except per unit data (Unaudited)

	Three Months Ended
	December 31,
	2007	2006
		(Restated)
Revenues	$337,693	$924,841
Expenses	(470,828)	(492,474
	(133,135)	432,367
Income tax benefit (expense)	5,371	308
Non-controlling interests	112,576	(322,849

(Loss) income from continuing operations	(15,188)	109,826
Income from discontinued operations	13,897	579,541

Net earnings	$(1,291)	$689,367

Net earnings (loss) attributable to:

Limited partners	$(1,448)	$278,554
General partner	157	410,813
	(1,291)	689,367
Net earnings (loss) per LP unit:

Basic earnings:
Income (loss) from continuing operations	$(0.21)	$(0.24
Income from discontinued operations	0.19	4.74

Basic earnings (loss) per LP unit	$(0.02)	$4.50

Weighted average units
outstanding (in 000s)	70,490	61,857

Diluted earnings:
Income (loss) from continuing operations	$(0.21)	$(0.24
Income from discontinued operations	0.19	4.74

Diluted earnings (loss) per L.P. unit	$(0.02)	$4.50

Weighted average units and
equivalent units outstanding (in 000s)	70,490	61,857

APPENDIX II

CONSOLIDATED STATEMENT OF OPERATIONS
In 000's except per unit data

	Twelve Months Ended
	December 31,
	2007	2006
		(Restated)
Revenues	$2,487,626	$3,003,980
Expenses	(2,000,895)	(1,998,174
	$486,731	$1,005,806
Income tax benefit (expense)	(8,436)	689
Non-controlling interests	(261,023)	(697,310.0

Income from continuing operations	217,272	309,185
Income from discontinued operations	91,047	798,541

Net earnings	$308,319	$1,107,726

Net earnings attributable to:

Limited partners	$102,982	$506,925
General partner	$205,337	$600,801
	$308,319	$1,107,726
Net earnings per LP unit:

Basic earnings:
Income from continuing operations	$0.21	$0.01
Income from discontinued operations	1.37	8.21

Basic earnings per LP unit	$1.58	$8.22

Weighted average units
outstanding (in 000s)	65,286	61,857

Diluted earnings:
Income from continuing operations	$0.21	$0.01
Income from discontinued operations	1.37	8.21

Diluted earnings per L.P. unit	$1.58	$8.22

Weighted average units and
equivalent units outstanding (in 000s)	65,286	61,857

APPENDIX III

CONSOLIDATED SUMMARY BALANCE SHEET

The following table presents Icahn Enterprises L.P.'s consolidated summary balance sheet data
(in millions)

	December 31,	December 31,
	2007	2006
Assets
Investment Management:
Cash and cash equivalents	$26.0	$4.8
Cash held at consolidated affiliated partnerships and restricted cash	1,104.7	1,106.8
Securities owned, at fair value	5,920.2	2,757.2
Unrealized gains on derivative contracts, at fair value	110.2	80.2
Due from broker and other assets	888.7	866.1
	8,049.8	4,815.1
All Other Operations:
Cash and cash equivalents	2,086.8	1,879.7
Investments	512.6	700.6
Unrealized gains on derivative contracts, at fair value	2.6	20.5
Inventories, net	266.2	282.9
Assets held for sale of discontinued operations	652.1	621.0
Property, plant and equipment, net	513.3	535.2
Other assets	350.2	424.9
	4,383.8	4,464.8
Total assets	$12,433.6	$9,279.9

Liabilities and Partners Equity
Investment Management:
Accounts payable, accrued expenses and other liabilities	$117.0	$59.3
Deferred management fee payable	144.0	-
Subscriptions received in advance	144.8	66.0
Payable for purchases of securities	46.1	11.7
Securities sold, not yet purchased, at fair value	206.1	691.3
Unrealized losses on derivative contracts, at fair value	15.7	1.7
	673.7	830.0
All Other Operations:
Accounts payable, accrued expenses and other liabilities	202.2	262.3
Securities sold, not yet purchased, at fair value	-	25.4
Unrealized losses on derivative contracts, at fair value	3.5	-
Accrued environmental costs	24.3	19.9
Liabilities of discontinued operations held for sale	330.2	331.7
Long-term debt	2,028.6	939.8
Preferred limited partnership units:	123.5	117.7
	2,712.3	1,696.8
Total Liabilities	3,386.0	2,526.8

Non-controlling interests in consolidated entities	6,734.6	3,920.6
Partners' equity	2,313.0	2,832.5

Total liabilities and partners' equity	$12,433.6	$9,279.9